Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report dated January 26, 2004 with respect to the consolidated financial statements of IDS Life Insurance Company included in Post-Effective Amendment No. 17 to the Registration Statement (Form S-2, No. 33-28976) for the registration of the American Express Guaranteed Term Annuity Contracts offered by IDS Life Insurance Company.


                                                           /s/ Ernst & Young LLP


Minneapolis, Minnesota
April 26, 2004